Exhibit 99.1

CONTACT:
Concord Camera Corp.
Blaine Robinson
Vice President - Finance and Treasurer
(954) 331-4238

             CONCORD CAMERA CORP. ANNOUNCES PLAN OF DISSOLUTION AND
            LIQUIDATION, CESSATION OF MANUFACTURING AND WIND DOWN OF
                                   OPERATIONS

      October 30, 2008 (Hollywood, FL) - Concord Camera Corp. ("Concord" or the "Company") (NASDAQ: LENS) announced today that its Board of Directors (the "Board") has unanimously approved a plan of dissolution and liquidation of the Company (the "Plan of Liquidation") and that it will file a proxy statement seeking shareholder approval of such plan.

      The Plan of Liquidation contemplates an orderly wind down of the Company's business and operations, the monetization of the Company's non-cash assets, the satisfaction or settlement of its remaining liabilities and obligations and one or more distributions to its shareholders.

      In connection with the Board's approval of the Plan of Liquidation, the Company also announced that it has ceased manufacturing and terminated certain of its employees and, if the Company's shareholders approve the Plan of Liquidation, will terminate its remaining employees throughout the wind down period.

      If the Company's shareholders approve the Plan of Liquidation, the Company intends to file a certificate of dissolution, sell and monetize its non-cash assets, satisfy or settle its remaining liabilities and obligations, including contingent liabilities and claims, and make one or more distributions to its shareholders of cash available for distribution. In connection with the shareholder approval of the Plan of Liquidation, the Company expects to delist its shares from NASDAQ.

      The execution of the Plan of Liquidation will be completed as soon as practicable. However, the Company is currently unable to predict the time required to complete the Plan of Liquidation or the precise timing or amount of any distributions pursuant to the Plan of Liquidation. The amount and timing of any distributions will be determined by the Board and will depend upon the Company's ability to monetize its non-cash assets, including, but not limited to, auction rate securities that the Company has been unable to sell due to the recent disruptions in the credit markets and for which the Company has reduced the carrying value by approximately $5.1 million to approximately $17.1 million as of September 27, 2008 and the Company's property in the PRC where the real estate market has recently experienced significant declines due to the worldwide financial crisis, and to estimate, settle or otherwise resolve its remaining liabilities and obligations, some of which are significant, including litigations and other contingent liabilities and claims that have not been resolved and quantified.

      As previously announced, in August 2006, the Board established a Special Committee to investigate, evaluate and/or analyze strategic alternatives for the Company. In determining to approve the Company's Plan of Liquidation, the Board carefully reviewed and considered an analysis of the plan of liquidation, as well as the findings of the Special Committee regarding other alternatives available to the Company. Despite devoting substantial time, effort and resources, neither the Special Committee nor the Company was able to identify a buyer or strategic partner willing to firmly commit to acquire the Company, in whole or in part, on financial and other terms which the Board viewed as reasonably likely to provide greater realizable value to its shareholders than the complete dissolution and liquidation of the Company in accordance with the Plan of Liquidation.

Important Additional Information Will be Filed with the SEC

      In connection with the proposed Plan of Liquidation, the Company intends to file with the Securities and Exchange Commission (SEC) a proxy statement and other relevant materials on or about November 7, 2008. THE COMPANY'S
SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. Shareholders may obtain a free copy of the proxy statement and such other materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC's web site at www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to shareholders when it becomes available. A free copy of the proxy statement when it becomes available and other documents filed with the SEC by the Company may also be obtained by directing a request to:
Legal Department, Concord Camera Corp., 4000 Hollywood Blvd, 6th Floor North Tower, Hollywood, Florida 33021, or accessing the Company's website at www.concord-camera.com. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Plan of Liquidation.

      The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed Plan of Liquidation. Information regarding the direct and indirect interests of the Company's executive officers and directors is included in the proxy statement filed with the SEC on October 29, 2007 and information regarding their interests in the proposed Plan of Liquidation will be included in the proxy statement regarding the proposed Plan of Liquidation.

      In addition, the Company expects to file its Annual Report on Form 10-K for the year ended June 28, 2008 on or about November 7, 2008.

About Concord Camera Corp.

      Concord Camera Corp., through its subsidiaries, is a global provider of easy-to-use 35mm single-use and traditional film cameras. Concord currently markets and sells its cameras on a private-label basis and under the POLAROID and POLAROID FUNSHOOTER brands through in-house sales and marketing personnel and independent sales representatives. The POLAROID trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. The FUNSHOOTER trademark is a registered trademark of Concord Camera


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Corp. in the United States and other countries.  Learn more about Concord Camera
Corp. at www.concord-camera.com.

Cautionary Statement About Forward Looking Statements

      The statements contained in this press release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as: "estimates," "projects," "anticipates," "expects," "intends," "believes," "plans," "forecasts" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including failure of the Company's shareholders to approve the proposed Plan of Liquidation, the Company's ability to sell and monetize its assets in a timely manner or at all and the Company's ability to settle or otherwise resolve its liabilities and obligations with its creditors. In addition, the Company's inability to monetize its auction rate securities could affect the amount of distributions to shareholders and the timing of the liquidation and dissolution. For a discussion of some additional factors that could cause actual results to differ, see the risks discussed under "Risk Factors" and the disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and subsequently filed reports. We wish to caution the reader that these forward-looking statements, including, without limitation, statements regarding the liquidation and dissolution of the Company pursuant to the terms of the Plan of Liquidation, the amount of any liquidating distributions and the timing of any liquidating distributions, the Board's view that the terms of the Plan of Liquidation would provide greater realizable value to the Company's shareholders, the timing of the filing of the proxy statement and Annual Report on Form 10-K, and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved. Actual events or results may differ materially as a result of risks facing us or actual results differing from the assumptions underlying such statements. Any forward-looking statements contained in this press release represent our estimates only as of the date of this press release, or as of such earlier dates as are indicated herein, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, unless required by applicable law, we specifically disclaim any obligation to do so, even if our estimates change.